UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 6, 2016

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)
Colorado
(State or other jurisdiction of incorporation)
000-51139	13-4228144
(Commission File Number)	(IRS Employee Identification No.)

2000 South Colorado Blvd., Tower 1 Suite 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/__/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/__/Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/__/Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

/__/Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7–REGULATION FD DISCLOSURE

ITEM 7.01  Regulation FD Disclosure

Investor Email Update

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

GrowCo, Inc. (“GrowCo”), a majority owned subsidiary of Two Rivers Water & Farming Company (“Two Rivers”, OTCQB: TURV) announced on April 6, 2016 through a GrowCo investor email update, that cash has begun from its greenhouse tenant (Suncanna).

Suncanna reports it currently plants 250 new plants and harvests 250 mature plants every week.

Suncanna expect to produce approximately 1.25 lb of flower and .5 lb of trim per plant when all systems are completed in the greenhouse and warehouse.

Suncanna reports that it is selling out 100% of its flower and trim production each week and expects to continue to do so as a result of the quality and pricing of its product.

Suncanna is sending GrowCo approximately 40% of gross revenue each week for payment of past due rent and lines of credit.

Two Rivers and its Shareholders of record in 2015 own 100% of GrowCo common stock currently outstanding.  Two Rivers expects to own 50% of GrowCo common stock after 3 greenhouses and an extraction facility are built, and all investors exercise their GrowCo exchange rights.

Two Rivers expects to take GrowCo public some time in the latter part of 2017, if the right market conditions exist.

To sign up for GrowCo email updates please visit http://www.trgrowco.com/.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)
Dated: April 6, 2016	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer